EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contact:	Dennis Story
SVP and Chief Financial Officer
678.597.7116
dstory@manh.com

Financial Contact:	Dennis Story
SVP and Chief Financial Officer
678.597.7115
dstory@manh.com

Media Contact:	Terrie O’Hanlon
SVP and Chief Marketing Officer
678.597.7120
tohanlon@manh.com
Manhattan Associates Reports Record Revenue and Earnings
Company posts Q2 license revenue of $23.4 million and raises full year EPS guidance
ATLANTA – July 24, 2007 – Leading supply chain solutions provider Manhattan Associates, Inc. (NASDAQ: MANH), today reported record revenue and earnings in the second quarter of 2007. Second quarter GAAP diluted earnings per share were $0.32, a 28% increase over the second quarter of 2006 on license revenue of $23.4 million and total revenue of $89.6 million. On a non-GAAP basis, adjusted diluted earnings per share were $0.36, a 6% increase over the second quarter of 2006.
SECOND QUARTER FINANCIAL HIGHLIGHTS:
Summarized highlights of the 2007 second quarter results, as compared to the 2006 second quarter, are:
•	Consolidated revenue increased 15% to $89.6 million;
o	License revenue totaled $23.4 million, an increase of 10%;

o	Services revenue totaled $55.9 million, an increase of 15%;

•	GAAP operating income increased 26% to $13.7 million;

•	Operating income, on a non-GAAP basis, increased 9% to $15.3 million;

•	GAAP diluted earnings per share increased 28% to $0.32;

•	Adjusted diluted earnings per share increased 6% to $0.36 per share;

•	Currency appreciation, principally the Rupee, negatively impacted GAAP and adjusted EPS by $0.03 in the quarter. On a constant currency basis, GAAP EPS grew 40% and adjusted EPS grew 15% over Q2 2006;

•	Cash Flow from Operations was $13.3 million with DSO of 72 days;

•	The Company repurchased 968,560 common shares totaling $27.8 million at an average share price of $28.67 in the quarter;

•	Cash and investments on hand at June 30, 2007 was $95.6 million.
FIRST HALF FINANCIAL HIGHLIGHTS:
Summarized highlights of the first half of 2007, as compared to the first half of 2006, are:
•	Consolidated revenue increased 19% to $167.8 million;
o	License revenue was $37.2 million, an increase of 15%;

o	Services revenue totaled $110.7 million, an 18% increase;
•	GAAP operating income increased 50% to $21.0 million;

•	On a non-GAAP basis, operating income increased 19% to $24.6 million;

•	GAAP diluted earnings per share increased 50% to $0.51;

•	Adjusted earnings per share, on a non-GAAP basis, increased 16% to $0.59;

•	Currency appreciation, principally the Rupee, negatively impacted GAAP and adjusted EPS by $0.03 in the year. On a constant currency basis, GAAP EPS grew 59% and adjusted EPS grew 22% over the first half of 2006.
     “We are pleased with our second quarter financial results,” said Pete Sinisgalli, president and chief executive officer of Manhattan Associates. “Our Q2 license revenue was quite strong, even when compared to a very strong quarter in the prior year. Our EMEA operations had a terrific quarter, posting license revenue more than three times greater than in the prior year. We believe our second quarter results position us well for the balance of 2007 and are therefore increasing our EPS guidance for the full year by 2 cents per share.”
Significant sales-related achievements during the quarter include:

•	Signing new customers such as Bally Technologies, Crocs, East Bay, Lakeshore Equipment Company, Ozburn-Hessey Logistics, Volcom, Laura Ashley Limited, Rhenus AG & Co. KG, Mitsubishi Corporation LT, Inc., Seiwa Kaiun Co., Ltd., Fashion Biz and GraysOnline.

•	Expanding relationships with existing customers such as American Eagle Outfitters, Donaldson Europe BVBA, Ergon SCM de Mexico SA de CV, Panalpina Management AG, Stride Rite Children’s Group Inc. and Wincanton plc.

•	Closing six large contracts, each of which generated $1 million or more in recognized license revenue.

2007 GUIDANCE
Manhattan Associates provided the following diluted earnings per share guidance for the third quarter and full year 2007. The GAAP diluted earnings per share includes the impact of stock options expense under SFAS 123(R). A full reconciliation of GAAP to non-GAAP diluted earnings per share is included in the supplemental attachments to this release.

	Fully Diluted EPS
	Per Share range		% Growth range
GAAP Earnings Per Share
Q3 2007 - diluted earnings per share	$0.24	$0.29	26%	53%
Full year 2007 - diluted earnings per share	$1.08	$1.12	57%	62%

Adjusted Earnings Per Share
Q3 2007 - diluted earnings per share	$0.29	$0.34	7%	26%
Full year 2007 - diluted earnings per share	$1.27	$1.31	18%	21%
Manhattan Associates currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. The statements regarding future financial performance are based on current expectations, which include a modestly improving general economic and information technology spending environment over the course of the current year. These statements are forward-looking. Actual results may differ materially, especially in the current uncertain economic environment. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of this release.
Manhattan Associates will make its earnings release and published expectations available on its Web site (www.manh.com). Beginning September 15, 2007, Manhattan Associates will observe a “Quiet Period” during which Manhattan Associates and its representatives will not comment concerning previously published financial expectations. Prior to the start of the Quiet Period, the public can continue to rely on the expectations published in this 2007 Guidance section as still being Manhattan Associates’ current expectation on matters covered, unless Manhattan Associates publishes a notice stating otherwise. During the Quiet Period, previously published expectations should be considered historical only, speaking only as of prior to the Quiet Period and Manhattan Associates disclaims any obligation to update any previously published expectations during the Quiet Period. The Quiet Period will extend until the date when Manhattan Associates’ next quarterly earnings release is published, currently scheduled for the fourth week of October 2007.
CONFERENCE CALL
The Company’s conference call regarding its second quarter financial results will be held at 4:30 p.m. EDT today. Investors are invited to listen to a live web cast of the conference call through the Investor Relations section of the Manhattan Associates website. To listen to the live web cast, please go to www.manh.com at least 15 minutes before the call to download and install necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. Dial +1.800.642.1687 in the U.S. or Canada and +1.706.645.9291 outside the U.S. and refer to reservation number 5060222. The replay will be available for two weeks after the call. The web cast will be archived on Manhattan Associates website, www.manh.com.
GAAP VERSUS NON-GAAP PRESENTATION
The Company provides adjusted operating income, adjusted net income and adjusted earnings per share in this press release as additional information regarding the Company’s operating results. The measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes that this presentation of adjusted operating income, adjusted net income and adjusted earnings per share facilitates investors’ understanding of our historical operating trends. It provides important supplemental measurement information in evaluating the operating results of our business, as distinct from results that include items that are not indicative of ongoing operating results and thus provide the investors with useful insight into our profitability exclusive of unusual adjustments. This release should be read in conjunction with our Form 8-K earnings release filing for the quarter ended June 30, 2007.
The non-GAAP adjusted operating income, adjusted net income and adjusted earnings per share exclude the impact of acquisition-related costs and the amortization thereof, the recapture of previously recognized sales tax expense and stock option expense under SFAS 123(R). A reconciliation of our GAAP financial measures to non-GAAP adjustments is included in the supplemental attachment to this release.

About Manhattan Associates, Inc.
Manhattan Associates® provides global supply chain solutions to organizations that consider supply chain software, processes and technology strategic to market leadership. The company’s software portfolio includes five key Supply Chain Solution Suites: Planning and Forecasting, Inventory Optimization, Order Lifecycle Management, Transportation Lifecycle Management and Distribution Management. These solution suites are enhanced by Platform Applications – including Supply Chain Intelligence, Supply Chain Visibility and Supply Chain Event Management - that organize and deliver the information and processes needed to optimize supply chains across functions and locations within and outside an enterprise. A Supply Chain Process Platform provides a unifying architecture that fosters agility and scalability while minimizing solution implementation, evolution and support costs. More than 1,200 customers worldwide use Manhattan Associates’ global supply chain solutions to enhance profitability and build sustainable competitive advantage. For more information, please visit www.manh.com.
This press release may contain “forward-looking statements” relating to Manhattan Associates, Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, technical difficulties, market acceptance, availability of technical personnel, changes in customer requirements, risks of international operations and general economic conditions. Additional risk factors are set forth in Item 1A. of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited and in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenue:
License	$23,398	$21,247	$37,151	$32,323
Services	55,863	48,431	110,663	93,593
Hardware and other	10,368	8,223	20,005	14,770

Total Revenue	89,629	77,901	167,819	140,686

Costs and Expenses:
Cost of license	1,303	1,846	2,446	3,010
Cost of services	27,284	23,661	53,283	45,677
Cost of hardware and other	8,864	7,432	17,225	12,972
Research and development	12,278	10,522	23,429	20,633
Sales and marketing	14,491	12,475	27,098	22,611
General and administrative	8,383	7,259	16,529	13,967
Depreciation and amortization	3,354	3,262	6,855	6,537
Acquisition-related charges	—	607	—	1,329

Total costs and expenses	75,957	67,064	146,865	126,736

Operating income	13,672	10,837	20,954	13,950

Other income, net	298	1,251	1,390	2,097

Income before income taxes	13,970	12,088	22,344	16,047
Income tax provision	4,959	5,103	7,932	6,774

Net income	$9,011	$6,985	$14,412	$9,273

Basic earnings per share	$0.34	$0.26	$0.53	$0.34
Diluted earnings per share	$0.32	$0.25	$0.51	$0.34

Weighted average number of shares:
Basic	26,555	27,305	26,953	27,302
Diluted	27,761	27,480	28,149	27,558

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES
(unaudited and in thousands, except per share amounts)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2007		2006		2007		2006
Operating income	$13,672		$10,837		$20,954		$13,950
Stock option expense	1,130	(a)	1,944	(a)	2,251	(a)	3,620	(a)
Purchase amortization	1,195	(b)	1,217	(b)	2,390	(b)	2,434	(b)
Acquisition-related charges	—		607	(c)	—		1,329	(c)
Sales tax recoveries	(650	)(d)	(465	)d)	(1,023	)(d)	(732	)(d)

Adjusted operating income (Non-GAAP)	$15,347		$14,140		$24,572		$20,601

Income tax provision	$4,959		$5,103		$7,932		$6,774
Stock option expense	402	(a)	302	(a)	799	(a)	801	(a)
Purchase amortization	424	(b)	469	(b)	848	(b)	937	(b)
Acquisition-related charges	—		234	(c)	—		512	(c)
Sales tax recoveries	(231	)(d)	(179	)(d)	(363	)(d)	(282	)(d)

Adjusted income tax provision (Non-GAAP)	$5,554		$5,929		$9,216		$8,742

Net income	$9,011		$6,985		$14,412		$9,273
Stock option expense	728	(a)	1,642	(a)	1,452	(a)	2,819	(a)
Purchase amortization	771	(b)	748	(b)	1,542	(b)	1,497	(b)
Acquisition-related charges	—		373	(c)	—		817	(c)
Sales tax recoveries	(419	)(d)	(286	)(d)	(660	)(d)	(450	)(d)

Adjusted Net income (Non-GAAP)	$10,091		$9,462		$16,746		$13,956

Diluted EPS	$0.32		$0.25		$0.51		$0.34
Stock option expense	$0.03	(a)	$0.06	(a)	$0.05	(a)	$0.10	(a)
Purchase amortization	$0.03	(b)	$0.03	(b)	$0.05	(b)	$0.05	(b)
Acquisition-related charges	$—		$0.01	(c)	$—		$0.03	(c)
Sales tax recoveries	$(0.02	)(d)	$(0.01	)(d)	$(0.02	)(d)	$(0.02	)(d)

Adjusted Diluted EPS (Non-GAAP)	$0.36		$0.34		$0.59		$0.51

Fully Diluted Shares	27,761		27,480		28,149		27,558

(a)	SFAS 123(R) requires us to expense stock options issued to employees. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results. The stock option expense is included in the following GAAP operating expense lines for the three and six months ended June 30, 2007 and 2006:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Cost of services	$110	$522	$213	$1,063
Research and development	159	233	314	476
Sales and marketing	383	377	740	709
General and administrative	478	812	984	1,372

Total stock option expense	$1,130	$1,944	$2,251	$3,620

(b)	Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c)	In conjunction with the Evant acquisition, we paid $2.8 million into escrow for employee retention bonuses to be paid upon completion of up to 12 months of service with us. During 2006, we completed the Evant retention bonus program and paid out the final bonuses. The 2006 adjustment represents the current period expense associated with these retention bonuses. We have excluded these costs because they do not correlate to the expenses of our core operations.

(d)	Adjustment represents recoveries of previously expensed sales tax resulting primarily from the expiration of the sales tax audit statutes in certain states. Because we have recognized the full potential amount of the sales tax expense in prior periods, any recovery of that expense resulting from the expiration of the statutes or the collection of tax from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of any event occurring within our control during the current period. Thus, we have excluded these recoveries from adjusted non-GAAP results.

(e)	Amount represents the impact of the above adjustments on the income tax provision. The GAAP effective tax rate for 2006 is higher than the adjusted non-GAAP rate primarily due to stock compensation expense recorded on incentive stock options that is not deductible for tax purposes.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands, except share and per share data)

	June 30,	December 31,
	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$28,203	$18,449
Short term investments	51,486	90,570
Accounts receivable, net of a $5,892 and $4,901 allowance for doubtful accounts in 2007 and 2006, respectively	70,791	60,937
Deferred income taxes	5,802	5,208
Prepaid expenses and other current assets	9,061	11,939

Total current assets	165,343	187,103

Property and equipment, net	25,859	15,850
Long-term investments	15,862	22,038
Acquisition-related intangible assets, net	11,955	14,344
Goodwill, net	70,369	70,361
Deferred income taxes	492	481
Other assets	5,441	4,716

Total assets	$295,321	$314,893

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$11,793	$11,716
Accrued compensation and benefits	16,597	16,560
Accrued and other liabilities	10,446	13,872
Deferred revenue	32,426	29,918
Income taxes payable	6,366	4,006

Total current liabilities	77,628	76,072

Other non-current liabilities	9,072	1,681

Shareholders’ equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2007 or 2006	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 26,284,068 shares issued and outstanding in 2007 and 27,610,105 shares issued and outstanding in 2006	261	276
Additional paid-in capital	56,361	98,704
Retained earnings	148,851	136,321
Accumulated other comprehensive income	3,148	1,839

Total shareholders’ equity	208,621	237,140

Total liabilities and shareholders’ equity	$295,321	$314,893

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Six Months Ended
	June 30,
	2007	2006
Operating activities:
Net income	$14,412	$9,273
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,855	6,537
Stock compensation	3,155	3,688
Gain on disposal of equipment	(3)	(28)
Tax benefit of options exercised	1,188	1,632
Excess tax benefits from stock-based compensation	(519)	(1,345)
Deferred income taxes	—	(513)
Unrealized foreign currency loss	(52)	415
Changes in operating assets and liabilities:
Accounts receivable, net	(9,439)	6,994
Other assets	2,321	(1,363)
Prepaid retention bonus	—	1,219
Accounts payable, accrued and other liabilities	(4,633)	(2,018)
Income taxes	(65)	2,908
Deferred revenue	2,988	4,044

Net cash provided by operating activities	16,208	31,443

Investing activities:
Purchase of property and equipment	(6,467)	(4,798)
Net (purchases) maturities of investments	45,239	(24,646)

Net cash (used in) provided by investing activities	38,772	(29,444)

Financing activities:
Payment of capital lease obligations	—	(72)
Purchase of common stock	(52,768)	(8,960)
Excess tax benefits from stock-based compensation	519	1,345
Proceeds from issuance of common stock from options exercised	6,100	1,372

Net cash provided by (used in) financing activities	(46,149)	(6,315)

Foreign currency impact on cash	923	(838)

Net change in cash and cash equivalents	9,754	(5,154)
Cash and cash equivalents at beginning of period	18,449	19,419

Cash and cash equivalents at end of period	$28,203	$14,265

Supplemental disclosures of cash flow information - noncash investing activity:
Tenant improvements funded by landlord	$7,918	$—

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
1.	GAAP and Adjusted Earnings per share by quarter are as follows:

	2006					2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	YTD
GAAP Diluted EPS	$0.08	$0.25	$0.19	$0.17	$0.69	$0.19	$0.32	$0.51
Adjustments to GAAP:
Stock option expense	$0.04	$0.06	$0.05	$0.03	$0.19	$0.03	$0.03	$0.05
Purchase amortization	$0.03	$0.03	$0.03	$0.03	$0.11	$0.03	$0.03	$0.05
Acquisition-related charges	$0.02	$0.01	$—	$—	$0.03	$—	$—	$—
Write-off of receivable and settlement charges	$—	$—	$—	$0.09	$0.09	$—	$—	$—
Asset impairment charge	$—	$—	$0.01	$—	$0.01	$—	$—	$—
Sales tax recoveries	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.03)	$(0.01)	$(0.02)	$(0.02)

Adjusted Diluted EPS	$0.16	$0.34	$0.27	$0.31	$1.08	$0.23	$0.36	$0.59

2.	Revenues and operating income (loss) by reportable segment are as follows (in thousands):

	2006					2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	YTD
Revenue:
Americas	$51,143	$65,695	$60,799	$64,683	$242,320	$68,446	$75,600	$144,046
EMEA	6,952	6,850	6,478	7,071	27,351	5,844	9,809	15,653
Asia Pacific	4,690	5,356	5,035	4,116	19,197	3,900	4,220	8,120

	$62,785	$77,901	$72,312	$75,870	$288,868	$78,190	$89,629	$167,819

GAAP Operating Income (Loss):
Americas	$2,467	$10,095	$9,131	$11,054	$32,747	$8,734	$12,338	$21,072
EMEA	245	3	(839)	(2,226)	(2,817)	(1,321)	1,145	(176)
Asia Pacific	401	739	144	(459)	825	(131)	189	58

	$3,113	$10,837	$8,436	$8,369	$30,755	$7,282	$13,672	$20,954

Adjustments (pre-tax):
Americas:
Stock option expense	$1,558	$1,819	$1,700	$1,177	$6,254	$1,082	$1,090	$2,172
Purchase amortization	1,217	1,217	1,217	1,217	4,868	1,195	1,195	2,390
Acquisition-related charges	722	607	174	—	1,503	—	—	—
Settlement charges	—	—	—	810	810	—	—	—
Asset impairment charge	—	—	270	—	270	—	—	—
Sales tax recoveries	(267)	(465)	(324)	(514)	(1,570)	(373)	(650)	(1,023)

	$3,230	$3,178	$3,037	$2,690	$12,135	$1,904	$1,635	$3,539

EMEA:
Stock option expense	$118	$125	$131	$15	$389	$39	$40	$79
Write-off of receivable and settlement charges	—	—	—	2,046	2,046	—	—	—

	$118	$125	$131	$2,061	$2,435	$39	$40	$79

Total Adjustments	$3,348	$3,303	$3,168	$4,751	$14,570	$1,943	$1,675	$3,618

Adjusted non-GAAP Operating Income (Loss):
Americas	$5,697	$13,273	$12,168	$13,744	$44,882	$10,638	$13,973	$24,611
EMEA	363	128	(708)	(165)	(382)	(1,282)	1,185	(97)
Asia Pacific	401	739	144	(459)	825	(131)	189	58

	$6,461	$14,140	$11,604	$13,120	$45,325	$9,225	$15,347	$24,572

3.	Our services revenue consists of fees generated from professional services and customer support and software enhancements related to our software products as follows (in thousands):

	2006					2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	YTD
Professional services	$31,801	$34,376	$36,105	$34,105	$136,387	$38,831	$39,865	$78,696
Customer support and software enhancements	13,361	14,055	14,944	15,774	58,134	15,969	15,998	31,967

Total services revenue	$45,162	$48,431	$51,049	$49,879	$194,521	$54,800	$55,863	$110,663

4.	Capital expenditures are as follows (in thousands):

	2006					2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	YTD
Capital expenditures	$2,195	$2,603	$2,731	$2,112	$9,641	$2,956	$3,511	$6,467

5.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2006					2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	YTD
Revenue	$(853)	$(158)	$251	$779	$19	$748	$992	$1,740
Costs and Expenses	(823)	(324)	53	1,030	(64)	858	1,306	2,164
Operating Income	(30)	166	198	(251)	83	(110)	(314)	(424)
Foreign currency gains (losses) in other income	98	275	(34)	(91)	248	(22)	(602)	(624)

	$68	$441	$164	$(342)	$331	$(132)	$(916)	$(1,048)

6.	Stock Repurchase Activity

During the first six months of 2007, we repurchased 1.9 million shares of common stock totaling $53 million at an average price of $28.42. In 2006 for the full year, we repurchased 0.8 million shares of common stock totaling $16.0 million at an average cost of $20.73.